UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
June 2, 2015

REALPAGE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34846	75-2788861
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
4000 International Parkway
Carrollton, Texas 75007
(Address of principal executive offices, including zip code)
(972) 820-3000
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into A Material Definitive Agreement.

As of June 2, 2015, RealPage, Inc. (the "Company," "we" or "us") entered into a commercial lease agreement (the “Lease”) with Lakeside Campus Partners, LP for approximately 400,000 square feet (the “Premises”) at a facility located at 2201-2221 Lakeside Boulevard, Richardson, Texas 75082 (the “Project”), into which we intend to relocate our corporate headquarters.

The Premises consists of two phases. The Lease term for the first phase (the “Phase I Premises”) runs for 144 months beginning September 1, 2016 and monthly rent payments with respect to such phase will begin to be payable on that date. The Lease term for the second phase (the “Phase II Premises”) runs for 132 months beginning September 1, 2017 and monthly rent payments with respect to such phase will begin to be payable on that date. We have an option to renew the Lease for two additional 60-month terms.

Under the Lease, we are scheduled to take delivery of the Premises in January 2016 and will have the right to terminate the Lease if the Premises are not delivered for our possession by March 15, 2016. The landlord is required to make certain improvements to the Premises as agreed in the Lease after delivery of possession and prior to the scheduled rent commencement dates. We will be entitled to certain rent abatement, delay in commencing rent payments, and reimbursement of holdover costs if either phase of the Premises is not delivered to us in conformance with conditions specified in the Lease by their respective scheduled rent commencement dates.

Monthly base rent for the Phase I Premises will range from $374,234.63 to $450,467.60 over the 144 month initial term with respect to such phase. Monthly base rent for the Phase II Premises will range from $76,925.52 to $90,911.98 over the 132 month initial term with respect to such phase. We will pay additional monthly rent, in an amount equal to the sum of our proportionate share of the Project’s operating expenses, real estate taxes, insurance expense and Project electrical costs. The Phase I Premises and the Phase II Premises comprise 49.20% of the Project. The Lease limits increases in additional monthly rent attributable to certain controllable operating expenses to an amount equal to the lesser of (i) the actual increases in such costs from the immediately preceding calendar year, and (ii) 5% over the controllable operating expenses for the 2017 calendar year, on a cumulative basis, for each year beginning with January 1, 2018.

The Lease also grants us a right of first refusal for certain space then available at the Project, as well as expansion rights for certain space at the Project. Upon having rented a certain percentage of the Project, we will have crown signage and monument signage rights.

The foregoing summary of the Lease does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the Lease, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

Press Release Announcing Lease of Corporate Headquarters

On June 4, 2015, the Company issued a press release announcing that it had entered into a lease for the relocation of its corporate headquarters to a facility in Richardson, Texas. A copy of such press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

99.1	RealPage, Inc. Press Release dated June 4, 2015 announcing lease of corporate headquarters.
10.1	Lease Agreement dated June 2, 2015 by and between Lakeside Campus Partners, LP and RealPage, Inc.

The information furnished by this Current Report on Form 8-K under Item 7.01 and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or otherwise subject to the liabilities of that Section, and shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as shall be expressly set forth by specific reference in such filing.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REALPAGE, INC.

By:	/s/ Stephen T. Winn
Stephen T. Winn Chief Executive Officer, President and Chairman
Date: June 4, 2015

EXHIBIT INDEX

Exhibit No.	Description
99.1	RealPage, Inc. Press Release dated June 4, 2015 announcing lease of corporate headquarters.
10.1	Lease Agreement dated June 2, 2015 by and between Lakeside Campus Partners, LP and RealPage, Inc.